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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09055 and 33-33590) of International Business Machines Corporation of our report dated June 28, 2001 relating to the financial statements of the IBM Tax Deferred Savings Plan 401(k) which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

1301 Avenue of the Americas
New York, NY 10019
June 28, 2001


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